Exhibit 10.5

Dated

[—]

Prothena Corporation plc

and

[—]

DEED OF INDEMNITY

-i-

18.	INTERIM PAYMENTS	9

19.	OTHER PAYMENTS	9

20.	SUCCESSORS AND ASSIGNS	9

21.	SEVERABILITY	10

22.	SECTION 200 OF THE COMPANIES ACT, 1963	10

23.	NO PRESUMPTION.	10

24.	COUNTERPARTS	10

25.	GOVERNING LAW	10

-ii-

THIS DEED OF INDEMNITY is made on [                    ]

BETWEEN

(1)	PROTHENA CORPORATION plc having its registered office at 25-28 North Wall Quay, Dublin 1, Ireland (the “Company”), and

(2)	(the “Indemnitee”).

WHEREAS

(A)	The Indemnitee is [ ].

(B)	Both the Company and the Indemnitee recognise the increased risk of litigation and other claims being asserted against directors, officers and employees of companies in various jurisdictions at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable cost.

(C)	In recognition of the Indemnitee’s need for substantial protection against personal liability and in order to enhance the Indemnitee’s service to the Company in an effective manner, the Company wishes to provide in this Deed for the Indemnification of, and the advancing of expenses to, the Indemnitee to the extent permitted by law and as set forth in this Deed.

(D)	In order to induce the Indemnitee to serve, or continue to serve, as a [ ] of the Company, the Company has entered into this Deed with the Indemnitee.

IT IS HEREBY AGREED AS FOLLOWS:

1.	Interpretation

In this Deed, unless the context otherwise requires, the following terms shall have the following meanings:

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company’s Board of Directors (the “Board”), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(a), the following terms shall have the following meanings:

(A) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(B) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Expenses” means any and all expenses (including legal fees), costs, and obligations paid or incurred by the Indemnitee in connection with any Indemnification Event and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Deed, including but not limited to expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

(d) “Indemnification Event” means any threatened, pending, current or completed action, suit, proceeding or alternative dispute resolution mechanism or any appeal therefrom, or any inquiry, investigation or inspection, whether brought by or in the right of the Company or any other party, whether civil, criminal, administrative, investigative or otherwise (“Claims”) in relation to which the Indemnitee was, is or becomes a party, witness or other participant, or is threatened to be made a party, witness or other participant by reason of (or arising in part out of) the fact that the Indemnitee is or was at any time a director, officer, employee, trustee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another company, corporation, participation, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity, including but not limited to Claims under the Securities Act, the Exchange Act, or other federal, state or foreign statutory law or regulation, at common law or otherwise against or otherwise involving the Indemnitee in any such capacity arising out of or as a result of any offering (whether by public offer or private placement and whether or not involving a listing or quotation on any stock exchange) for subscription and/or purchase of any shares in the capital of the Company and/or American depositary shares representing shares in the capital of the Company or any offering of securities of the Company, or, in any such case, any subsidiary of the Company, and any prospectus, placing memorandum, advertisement, notice, circular or other document issued or filed in connection therewith and any agreement, contract or arrangement entered into in connection therewith.

(e) “Liabilities” means any and all damages, judgments, awards, fines, penalties, lodgments, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgements, awards, fines, penalties or amounts paid in settlement), given or made against or incurred by the Indemnitee in connection with any Indemnification Event.

(f) “Reviewing Party” means (i) the Company’s Board of Directors (provided that a majority of directors are not parties to the particular Claim for which Indemnitee is seeking indemnification) or (ii) any other person or body appointed by the Company’s Board of Directors, who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or (iii) if there has been a Change in Control (other than a Change in Control which has been approved by two-thirds or more of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the special independent counsel referred to in Section 2 hereof.

(g) “Securities Act” means the Securities Act of 1933, as amended.

2.	Warranty

The Company warrants by its execution hereof that it has power to enter into and has duly authorised the execution and delivery of this Deed and that its obligations hereunder constitute its legal, valid and binding obligations enforceable against it in accordance with the terms hereof.

3.	Obligations of the Company

(a) The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law against any and all Expenses and Liabilities; provided however that the foregoing obligation of the Company shall not apply to:

(i) an Indemnification Event, except as provided in Clause 3(c), that was commenced or instituted by the Indemnitee against the Company or any director or officer of the Company or any of its subsidiaries without the prior approval of the board of directors of the Company or of any of its subsidiaries or any committee of any such board or any other persons to whom authority to grant such approval may have been delegated by such board from time to time; or

(ii) any claim or action giving rise to an Indemnification Event which is settled in any manner by the Indemnitee other than in accordance with the provisions of Clause 10 of this Deed;

(iii) any Indemnification Event based upon, arising directly or indirectly out or as a result of or otherwise made on account of Indemnitee’s conduct which is determined by final judgment or other final adjudication to have constituted a breach of Indemnitee’s duty of loyalty or other fiduciary duty to the Company or its stockholders or an act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law;

(iv) any Indemnification Event if such indemnification or advance payment of Expenses would cause the Company to act in violation of applicable law (including Section 200 of the Companies Act, 1963 of Ireland) or any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act or any registration statement filed with the Securities and Exchange Commission (“SEC”) under the Securities Act; or

(v) any Indemnification Event for which final judgment or adjudication is rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee, or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Exchange Act.

(b) Notwithstanding the foregoing, the indemnification obligations of the Company under Clause 3(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Clause 4 hereof is involved) that Indemnitee would not be permitted to be indemnified or have Expenses advanced under applicable law or the terms of this Deed; provided, however, that if Indemnitee has commenced legal proceedings to secure a determination that Indemnitee should be indemnified under applicable law or the terms of this Deed, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law or the terms of this Deed shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance payment of Expenses pursuant to Clause 18(b) until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified or to have Expenses advanced hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or the terms of this Deed, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c) The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and advance such Expenses to Indemnitee (pursuant to Clause 18) which are incurred by Indemnitee in connection with any Claim asserted against or action brought by Indemnitee for indemnification or advance payment of Expenses by the Company under this Deed or any other agreement or the Company’s memorandum or articles of association now or hereafter in effect relating to Indemnification Events.

(d) The Company hereby agrees that it shall use all reasonable endeavours to obtain and maintain in effect liability insurance which may cover any liability arising from any Indemnification Event. If at the time of the receipt by the Company of a notice of an Indemnification Event the Company has such liability insurance in effect, the Company shall give prompt notice to the insurers of such Indemnification Event in accordance with the procedures set forth in the relevant policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay on behalf of the Indemnitee, all amounts payable in accordance with the terms of such policies.

(e) The Company acknowledges that the Indemnitee is entitled to rely in good faith on the records of the Company and any advice obtained by experts selected with reasonable care in the exercise of his duties as an officer of the Company, and any such reliance shall be taken into account by the Company in the performance of its obligations hereunder in the event of the occurrence of an Indemnification Event.

4.	Special Independent Counsel

The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by two- thirds or more of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advance payment of Expenses under this Deed or any other agreement, the Company’s memorandum or articles of association now or hereafter in effect relating to Claims for Indemnification Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed) and who has not otherwise performed services for the Company or any of its subsidiaries or for Indemnitee within the last five years (other than in connection with such matters). In the event that Indemnitee and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five law firms with offices in Ireland having more than twenty attorneys and having attorneys who specialize in corporate law. Such selection shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). Such counsel, among other things, shall, within 90 days of its retention, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Deed or its engagement pursuant hereto.

5.	Partial Indemnification

If the Indemnitee is entitled under any provision of this Deed to indemnification by the Company for some of the Expenses and Liabilities arising from an Indemnification Event but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Deed, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Indemnification Events or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.	Change of Law or Governing Documents

(a) In the event of any change in applicable law, statute or rule which restricts the right of the Company to indemnify a person serving in a capacity referred to in Recital A of this Deed, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Deed, shall have no effect on this Deed or the parties’ rights and obligations hereunder.

(b) In the event of any change in applicable law, statute or rule, including but not limited to a change in the Companies Acts (whether by statute or judicial decision), or the Company’s memorandum or articles of association which permits greater indemnification by agreement than would be afforded currently under the Company’s memorandum or articles of association and this Deed, it is the intent of the parties hereto that Indemnitee shall enjoy by this Deed the greater benefits so afforded by such change.

(c) The indemnification provided by this Deed shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the Company’s memorandum or articles of association, any agreement, any vote of shareholders or of its board of directors or any laws or regulations in effect now or in the future.

7.	Joint Liability

If the indemnification provided for herein is unavailable and may not be paid to the Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending, current or completed action, suit or proceeding in which the Company or any of its subsidiaries is jointly liable with the Indemnitee, the Company shall contribute, to the full extent permitted by law, to the amount of any Expenses and Liabilities, in such proportion as is appropriate to reflect:

(a) the relative benefits received by the Company or its subsidiaries on the one hand and the Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and

(b) the relative fault of the Company or its subsidiaries on the one hand and of the Indemnitee on the other in connection with the events which resulted in such Expenses and Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and Liabilities.

8.	Duration

All obligations of the Company contained herein shall continue during the period the Indemnitee serves in a capacity referred to in Recital A of this Deed and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim relating to an Indemnification Event.

9.	Notification

Promptly after becoming aware that any action or event is or may become an Indemnification Event the Indemnitee shall notify the Company of same, but the omission so to notify the Company shall not relieve the Company from any obligation it may have under this Deed.

10.	Consent of the Company to Settlement

The Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify the Indemnitee pursuant to this Deed without the Company’s prior written consent, which consent shall not be unreasonably withheld.

11.	Assumption of Defence

If any Indemnification Event is commenced against the Indemnitee, the Company shall be entitled to participate therein at its own expense and, to the extent that it may wish, shall be entitled, by giving notice to the Indemnitee of its election to do so, to assume the defence thereof with legal advisers chosen by it. After notice from the Company to the Indemnitee of its election to assume the defence of any such Indemnification Event, the Company shall not be liable to indemnify the Indemnitee under this Deed for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defence thereof, other than reasonable costs of the investigation, travel and accommodation expenses arising out of or in relation to the Indemnitee’s participation in such Indemnification Event. The Indemnitee shall have the right to employ the Indemnitee’s own legal advisers in such claim but the fees and expenses of such legal advisers incurred after notice from the Company to the Indemnitee of its assumption of the defence thereof shall be at the expense of the Indemnitee unless:

(i) otherwise authorised by the Company; or

(ii) the Company shall have reasonably concluded, and so notified the Indemnitee, that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defence of such claim; and

(iii) the Company shall not, within a reasonable time after giving notice to the Indemnitee, have employed legal advisers to assume the defence of such claim,

in which cases the fees and expenses of the Indemnitee’s legal advisers shall be at the expense of the Company.

12.	Assistance and Co-operation in the event of loss

The Indemnitee agrees to provide the Company with such information, assistance and co-operation as the Company, its subsidiaries, agents, underwriters or advisers may reasonably request in relation to any Indemnification Event.

13.	Saver for Rights of the Company

The indemnities given by the Company herein shall be without prejudice to and shall not affect any liability which the Indemnitee may at any time have to the Company in respect of any matter whatsoever.

14.	Amendments

No supplement, modification or amendment of this Deed, other than pursuant to Clause 5 hereof, shall be binding unless executed in writing by both of the parties hereto.

15.	Waiver

No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.	Subrogation

In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure and enforce such rights.

17.	Power of Attorney

The Indemnitee hereby irrevocably appoints the Company as his attorney and agent, in his name or otherwise and on his behalf to execute and do all such documents, acts and things which he ought to execute or do under the provisions of this Deed and generally in his name and on his behalf to exercise all or any of the powers, authorities and discretions conferred on the Company by or pursuant to this Deed, including to act on his behalf in relation to any insurance policy or other cover from time to time maintained by or at the cost of the Company for its directors or officers in respect of any Expenses and Liabilities. Any document to be executed under this power may be executed by any officer or employee of the Company.

18.	Interim Payments

(a) The Company shall to the extent permitted by law advance all Expenses incurred by the Indemnitee. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than five days after written demand by the Indemnitee therefor to the Company.

(b) In the event that it is finally established that the Company has no liability to indemnify the Indemnitee under this Deed, the Indemnitee hereby agrees to repay to the Company on demand all sums previously paid to or on behalf of the Indemnitee under provisions of this Deed. Indemnitee’s obligation to reimburse the Company for advance payment of Expenses shall be unsecured and no interest shall be charged thereon.

19.	Other Payments

The Company shall not be liable under this Deed to make any payment in connection with any claim made against the Indemnitee to the extent that the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the memorandum or articles of association of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

20.	Successors and Assigns

This Deed shall enure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and lawful assigns.

21.	Severability

In the event that any of the provisions of this Deed are held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain valid and enforceable to the full extent permitted by law and the illegality, invalidity or unenforceability of any provision of this Deed under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction.

22.	Section 200 of the Companies Act, 1963

The provisions of this Deed shall only have effect insofar as they are not contrary to or in violation of the laws of Ireland and in particular section 200 of the Companies Act, 1963.

23.	No Presumption.

For purposes of this Deed, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief. Any determination by the Reviewing Party that Indemnitee is not entitled to indemnification hereunder shall not be a defense by the Company to any Claim by Indemnitee to enforce any right to indemnification or advance payment of Expenses pursuant to this Deed or any other agreement or the Company’s memorandum or articles of association now or hereafter in effect.

24.	Counterparts

This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, each of which shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

25.	Governing Law

This Deed shall be governed by, construed and enforced in accordance with, the laws of Ireland.

IN WITNESS WHEREOF this Deed has been entered into the day and year first above written.

GIVEN UNDER THE COMMON SEAL
of PROTHENA CORPORATION PLC in the presence of:

[Signature of Director/Secretary/Authorised Person]

[Signature of Director/Secretary/Authorised Person]
SIGNED AND DELIVERED AS A DEED BY
[INDIVIDUAL NAME] in the presence of:

[Signature of Individual]